Exhibit 5a
           Amendment #5 to the Home Federal Savings Bank 401(k) Plan


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                               AMENDMENT #5

                                  TO THE

                    HOME FEDERAL SAVINGS BANK 401(K) PLAN

     WHEREAS, Home Federal Savings Bank (hereinafter referred to as the "Employer") did establish a 401(K) Plan on the 1st day of January, 1992; and,

     WHEREAS, Article VIII of said  plan does allow for amendments to said
Plan;

     NOW, THEREFORE, the Employer does hereby amend the Home Federal Savings Bank 401(K) Plan, effective the 1st day of January, 1995, as follows:

                                    ARTICLE X
                             PARTICIPATING EMPLOYERS

10.1  ADOPTION BY OTHER EMPLOYERS

     Notwithstanding anything herein to the contrary, with the consent of the Employer, any other corporation or entity, whether an affiliate or subsidiary or not, may adopt this Plan and all of the provisions hereof, and Participate herein and be known as a Participating Employer, by a properly executed document evidencing said intent and will of such Participating Employer.

10.2  REQUIREMENTS OF PARTICIPATING EMPLOYERS

     (a) Each such Participating Employer shall be required to use the same Trustee as provided in this Plan.

     (b) The Trustee may, but shall not be required to, commingle, hold and invest as one Trust Fund all contributions made by Participating Employers, as well as all increments thereof. However, the assets of the Plan shall, on an ongoing basis, be available to the Employer or Participating Employer who contributed such assets.

     (c) The transfer of any Participant from or to an Employer participating in this Plan, whether he be an Employee of the Employer or a Participating Employer, shall not affect such Participant's rights under the Plan, and all amounts credited to such Participant's Combined Account as well as his accumulated service time with the transferor or predecessor, and his length of participation in the Plan, shall continue to his credit.

     (d) All rights and values forfeited by termination of employment shall inure only to the benefit of the Participants of the Employer or Participating Employer by which the forfeiting Participant was employed, except if the Forfeiture is for an Employee whose Employer is an Affiliated Employer then said Forfeiture shall inure to the benefit of the Participants of those Employers who are Affiliated Employers. Should an Employee of one ("First") Employer be transferred to an associated ("Second") Employer which is an Affiliated Employer, such transfer shall not cause his account balance (generated while an Employer of "First" Employer) in any manner, or by any amount to be forfeited. Such Employee's Participant Combined Account balance for all purposes of the Plan, including length of service, shall be considered as though he had always been employed by the "Second" Employer and as such had received contributions, forfeitures, earnings or losses, and appreciation or depreciation in value of assets totaling the amount so transferred.

     (e) Any expenses of the Trust which are to be paid by the Employer or to be borne by the Trust Fund shall be paid by each Participating Employer in the same proportion that the total amount standing to the credit of all Participants employed by such Employer bears to the total standing to the credit of all Participants.

10.3  DESIGNATION OF AGENT

     Each Participating Employer shall be deemed to be a party to this Plan; provided, however, that with respect to all of its relations with the Trustee and Administrator for the purpose of this Plan, each Participating Employer shall be deemed to have designated irrevocably the Employer as its agent. Unless the context of the Plan clearly indicates the contrary, the word "Employer" shall be deemed to include each Participating Employer as related to its adoption of the Plan.

10.4  EMPLOYEE TRANSFERS

     It is anticipated that an Employee may be transferred between Participating Employers, and in the event of any such transfer, the Employee involved shall carry with him his accumulated service and eligibility. No such transfer shall effect a termination of employment hereunder, and the Participating Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.

10.5  PARTICIPATING EMPLOYER'S CONTRIBUTION

     Any contribution subject to allocation during each Plan Year shall be allocated only among those Participants of the Employer or Participating Employer making the contribution, except if the contribution is made by an Affiliated Employer, in which event such contribution shall be allocated among all Participants of all Participating Employers who are Affiliated Employers in accordance with the provisions of this Plan. On the basis of the information furnished by the Administrator, the Trustee shall keep separate books and records concerning the affairs of each Participating Employer hereunder and as to the accounts and credits of the Employees of each Participating Employer. The Trustee may, but need not, register Contracts so as to evidence that a particular Participating Employer is the interested Employer hereunder, but in the event of an Employee transfer from one Participating Employer to another, the employing Employer shall immediately notify the Trustee thereof.

10.6  AMENDMENT

     Amendment of this Plan by the Employer at any time when there shall be a Participating Employer hereunder shall only be by the written action of each and every Participating Employer and with the consent of the Trustee where such consent is necessary in accordance with the terms of this Plan.

10.7  DISCONTINUANCE OF PARTICIPATION

     Any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions
imposed shall be delivered to the Trustee.   The Trustee shall thereafter
transfer, deliver and assign Contracts and other Trust Fund assets allocable to the Participants of such Participating Employer to such new Trustee as shall have been designated by such Participating Employer, in the event that it has established a separate pension plans for its Employees, provided however, that no such transfer shall be made if the result is the elimination or reduction of any "Section 411(d)(6) protected benefits" in accordance with Section 8.1.
If no successor is designated, the Trustee shall retain such assets for the Employees of said Participating Employer pursuant to the provisions of the Trust, Article VII hereof. In no such event shall any part of the corpus or income of the Trust as it relates to such Participating Employer be use for or diverted to purposes other than for the exclusive benefit of the Employees of such Participating Employer.

10.8  ADMINISTRATOR'S AUTHORITY

     The Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this Article.

     NOW, THEREFORE, the Bank and the Trustees of the Home Federal Savings Bank 401(k) Plan (the "Plan") do hereby adopt the following resolutions regarding the Plan.

     WHEREAS, Home Federal Savings Bank (the "Bank"), sponsors the Plan; and,

     WHEREAS, the assets of the Plan have heretofore been invested in a group annuity contract offered by Nationwide Life Insurance Company (the "Group Annuity Contract"); and,

     WHEREAS, the Group Annuity Contract has permitted Plan participants to elect among investment alternatives, consisting of a Interest Bearing Fund, Bond Fund, Balanced Fund, Stock Fund and Growth Stock Fund; and,

     WHEREAS, the Trustees have determined to cancel the Group Annuity Contract because the Group Annuity Contract does not have the administrative flexibility to satisfy the needs of the Plan's participants, has difficulty meeting the Plan's needs for liquidity, and otherwise no longer meets the needs of the Plan and its participants; and,

     WHEREAS, the payment of the early cancellation penalty has diminished the investment return of the accounts of Plan participants in proportion to the investment alternative(s) which they have selected, and has generally diminished the accounts of rank and file employees more than the accounts of highly compensated employees (as defined in Section 414 of the Internal Revenue Code of 1986, as amended (the "Code"); and,

     WHEREAS, the Trustees have determined that the payment of such early cancellation penalties by the accounts of participants is detrimental to the intended purpose of the Plan to provide retirement benefits to its employees, and thus the Bank desires to make a special contribution to the Plan in order to mitigate the effects of the early cancellation penalties; and,

     WHEREAS, the Bank contributed to the Plan the sum of Nine Thousand Four Hundred Ninety One and 37/100 Dollars ($9,491.37) which is approximately equal to the total amount of the early cancellation penalties paid by the accounts of Plan participants upon cancellation of the Group Annuity Contract; it is

     RESOLVED, that such contribution shall be allocated to the accounts of participants as provided in Schedule l, which is attached hereto and incorporated by reference, in an amount equal to the early cancellation penalties paid by each participant's separate investment account; and,

     RESOLVED FURTHER, that, notwithstanding the foregoing, said special contribution shall be reduced, and no special allocation to the account of a participant shall be made, if and to the extent that such an allocation would cause the "annual additions" to a participant's account to exceed the limitation of Section 404 or Section 415 of the Code; and,

     RESOLVED FURTHER, that such special contribution shall be invested as part of the Participant's Elective Account, and, notwithstanding any other provision of the Plan to the contrary, shall be fully (100%) vested at all times; and,

     RESOLVED FURTHER, that the President of the Bank, Roger Weise, is hereby authorized and directed to take such other and further action in connection with the foregoing, as shall be deemed necessary or helpful in connection with the foregoing, including but not limited to the submission of the Plan, as amended by the Written Action, to the Internal Revenue Service for a ruling as to the Plan's continued qualification under the Code; and,

     RESOLVED FURTHER, in the event that the Internal Revenue Service rules that the allocation of the special contribution to the Plan contemplated by this written action is in violation of Section 401(a)(4) or any other section of the Code, then the special allocation contemplated herein shall be allocated to the accounts of participants in the same proportion that each such participant's Plan Compensation for the plan year bears to the total Plan Compensation of all participants for such year.


Dated this 9th day of May, 1995.



                                             Home Federal Savings Bank

                                         By  /s/ Roger P. Weise         5-9-95
                                             ------------------------   ------
                                             Roger P. Weise             DATE


                                             TRUSTEES

                                             /s/ Roger P. Weise         5-9-95
                                             ------------------------   ------
                                             Roger P. Weise


                                             /s/ James B. Gardner       5-9-95
                                             ------------------------   ------
                                             James B. Gardner


                                             /s/ Dwain C. Jorgensen     5-9-95
                                             ------------------------   ------
                                             Dwain C. Jorgensen
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